EXHIBIT 23.7

CONSENT OF SUNTRUST ROBINSON HUMPHREY

We hereby consent to the inclusion of our opinion dated June 29, 2005 to the Board of Directors of ABC Bancorp (“ABC”) included as Appendix D in the proxy statement/prospectus of ABC (“Proxy Statement/Prospectus”), which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of First National Banc, Inc. with and into ABC, and to the references to SunTrust Robinson Humphrey and our opinion of June 29, 2005 in the Proxy Statement/Prospectus. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

September 9, 2005	/s/ SUNTRUST ROBINSON HUMPHREY